 As filed with the Securities and Exchange Commission on September 10, 2002

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           THE SPORTS AUTHORITY, INC.
               (Exact name of issuer as specified in its charter)


                Delaware                                 36-3511120
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation of organization)

          3383 N. State Road 7                              33319
         Ft. Lauderdale, Florida                         (Zip Code)
(Address of principal executive offices)



  The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan, As Amended

                            (Full title of the plan)

                                  FRANK W. BUBB
              Senior Vice President, General Counsel and Secretary
                           The Sports Authority, Inc.
                             3383 North State Road 7
                          Ft. Lauderdale, Florida 33319
                     (Name and address of agent for service)

                                 (954) 735-1701
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             ROBERT J. LICHTENSTEIN
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
     Title of securities          Number of Shares        Proposed Maximum         Proposed Maximum      Amount of registration
       to be registered         To be registered (1)     Offering price per       Aggregate Offering              fee
                                                              share (2)               Price (2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          1,600,000                $5.83                 $9,328,000                $858.18
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 1,600,000 shares of the Registrant's Common Stock which may be offered or sold pursuant to The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan, As Amended.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 ("Rule 457"), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee based on the high and low prices of the Common Stock on September 6, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by The Sports Authority, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

      (a) Annual Report on Form 10-K, for the fiscal year ended February 2, 2002 (the "2001 10-K");

      (b) Quarterly Report on Form 10-Q, for the quarter ended May 4, 2002; and

      (c) The description of the shares of Common Stock, $.01 par value, of the Company (the "Common Stock") contained in the Registration Statement on Form S-1, filed by the Company with the Commission, under "Description of Capital Stock", which is also incorporated by reference in the Company's Form 8-A, dated October 24, 1994, and the Company's Form 8-A/A, dated September 14, 2001, each of which was filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interest of Named Experts and Counsel

          Not Applicable.

                                      II-1

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Item 6.     Indemnification of Directors and Officers

            Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") any director or officer who is or was a party to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving another corporation, partnership, joint venture, trust or other enterprise at the request of the company including service with respect to employee benefit plans; provided that the Company shall indemnify any person seeking indemnity in connection with an action (or part thereof) initiated by such person only if the action (or part thereof) initiated by such person was authorized by the Board of Directors. In addition, the Company may, by action of the Board of Directors, provide indemnification to employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

            Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in , or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

            The Company will maintain insurance policies under which directors and officers of the Company will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer.

            The Company's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

                                      II-2

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            Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            Exhibit No.                      Description

                4 Restated Certificate of Incorporation of The Sports Authority, Inc. incorporated by reference to Exhibit
                         3.1 to Form 10-K for 1994

               4.1 Amended and Restated Bylaws of The Sports Authority, Inc. incorporated by reference to the Form 10-Q for the third quarter of 1998

                5        Opinion of Counsel

               5.1 Consent of Counsel (incorporated by reference to Exhibit 5)

              23.1       Consent of Ernst & Young LLP

               24        Power of Attorney (included as part of the Signature
                         Page)

              99.1 The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan, As Amended, incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 26, 2002

Item 9.     Undertakings.

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in


                                      II-3

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volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 9th day of September, 2002.

                                           THE SPORTS AUTHORITY, INC.


                                           By:   /s/ Martin E. Hanaka
                                                 --------------------------
                                                 Martin E. Hanaka
                                                 Chairman of the Board and
                                                 Chief Executive Officer

            KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W. Bubb, his/her attorney-in-fact, with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 9, 2002.

Name                                       Title

/s/ Martin E. Hanaka                      Chairman, Chief Executive Officer and
------------------------------------      Director (Principal Executive Officer)
Martin E. Hanaka

/s/ George R. Mihalko                     Vice Chairman, Chief Administrative
------------------------------------      Officer and Chief Financial Officer
George R. Mihalko                         (Principal Financial Officer)


/s/ Todd Weyhrich                         Senior Vice President and Controller
------------------------------------      (Principal Accounting Officer)
Todd Weyhrich

                                      II-5

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/s/ A. David Brown                                     Director
------------------------------------
A. David Brown

/s/ Mary Elizabeth Burton                              Director
------------------------------------
Mary Elizabeth Burton

/s/ Cynthia R. Cohen                                   Director
------------------------------------
Cynthia R. Cohen

/s/ Steve Dougherty                                    Director
------------------------------------
Steve Dougherty

/s/ Julius W. Erving                                   Director
------------------------------------
Julius W. Erving

/s/ Carol Farmer                                       Director
------------------------------------
Carol Farmer

/s/ Paul E. Fulchino                                   Director
------------------------------------
Paul E. Fulchino

/s/ Charles H. Moore                                   Director
------------------------------------
Charles H. Moore

/s/ Kevin McGovern                                     Director
------------------------------------
Kevin McGovern

/s/ Frank W. Bubb                         Attorney-In-Fact for the Officers and
------------------------------------     Directors of The Sports Authority, Inc.
Frank W. Bubb

                                      II-6

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                                INDEX TO EXHIBITS

 Exhibit No.                           Description

      4 Restated Certificate of Incorporation of The Sports Authority, Inc. incorporated by reference to Exhibit 3.1 to Form 10-K for 1994

     4.1 Amended and Restated Bylaws of The Sports Authority, Inc. incorporated by reference to the Form 10-Q for the third quarter of 1998

      5        Opinion of Counsel

     5.1       Consent of Counsel (incorporated by reference to Exhibit 5)

    23.1       Consent of Ernst & Young LLP

     24        Power of Attorney (included as part of the Signature Page)

    99.1 The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan, As Amended, incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 26, 2002